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SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A

AMENDMENT 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2002

THE MILLS CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1—12994	52-1802283
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1300 Wilson Boulevard
Suite 400
Arlington, Virginia 22209
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (703) 526-5000

(Former name or former address, if changed since last report)

Not Applicable

Item 2. Acquisition or Disposition of Assets

Riverside Square

        On December 13, 2002, The Mills Corporation (the "Company") acquired Riverside Square, an approximately 637,000 square foot retail property located in Hackensack, New Jersey, six miles west of New York City from Riverside 062 Partners, L.P., a third party entity in an arms length transaction. The total aggregate consideration of approximately $86.5 million, excluding closing costs of $1.1 million, was composed of $21.5 million in cash and a newly acquired mortgage financing totaling approximately $65.0 million. The cash component of the purchase price was financed with borrowings under our existing revolving loan. The newly acquired mortgage financing was obtained from Lehman Brothers and is secured by the property. The interest rate on the mortgage financing is fixed at 5.77% and matures in January 2013.

        Approximately 293,000 square feet of gross leasable area at Riverside Square is owned by Bloomingdale's, one of two anchor tenants. The following table provides additional information about Riverside Square:

Name/Location	Year Opened/ Renovated	Total GLA(1) (Sq. Ft.)	Anchor Store GLA(1) (Sq. Ft.)	Specialty Store GLA(1) (Sq. Ft.)	Anchor Tenants
Riverside Square Hackensack, NJ	1977/1995	637,000	400,000	237,000	Bloomingdale's and Saks Fifth Avenue

(1)
GLA means gross leasable area.

Item 7. Financial Statements, ProForma Financial Information and Exhibits

  (a)
  Financial statements of business acquired: See exhibit 99.1

  (3)
  Financial Statement specified by Rule 3-14 of Regulation S-X

  (b)
  Pro Forma financial information: See exhibit 99.2

  (c)
  Exhibits:

Exhibit Name
23	Consent of Independent Auditors.
99.1	Statement of Certain Revenues and Certain Operating Expenses and Notes.
99.2	Unaudited Consolidated Pro Forma Financial Information.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 30, 2003

THE MILLS CORPORATION
By:	/s/ NICHOLAS MCDONOUGH Nicholas McDonough Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Document
23	Consent of Independent Auditors.
99.1	Statement of Certain Revenues and Certain Operating Expenses and Notes.
99.2	Unaudited Consolidated Pro Forma Financial Information.

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SIGNATURE
EXHIBIT INDEX